Exhibit 10.1
NVENT ELECTRIC PLC
2018 OMNIBUS INCENTIVE PLAN

As Amended and Restated
Effective as of February 16, 2025

1.Purpose, Effective Date and Replacement Equity Awards.
(a)Purpose. The nVent Electric plc 2018 Omnibus Incentive Plan has several complementary purposes: (i) to promote the growth and success of the Company by linking a significant portion of participant compensation to the increase in value of the Company’s shares; (ii) to attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company's growth and progress; (iv) to align the interests of executives, key employees, directors and consultants with those of the Company’s stockholders by reinforcing the relationship between participant rewards and stockholder gains obtained through the achievement by Plan participants of short-term objectives and long-term goals; and (v) to encourage executives, key employees, directors and consultants to obtain and maintain an equity interest in the Company. In addition, this Plan permits the issuance of awards in replacement for awards relating to ordinary shares of Pentair plc (“Pentair”) immediately prior to the spin-off of the Company by Pentair (the “Spinoff”), in accordance with the terms of an Employee Matters Agreement into which Pentair and the Company intend to enter in connection with the Spinoff (the “Employee Matters Agreement”).
(b)Effective Date. This Plan became effective on April 30, 2018, the date the shares of the Company were distributed to the shareholders of Pentair (the “Effective Date”). It was amended and restated effective as of May 15, 2020 (the “First Restatement Date”) and is being again amended and restated effective as of February 16, 2025 (the “Second Restatement Date”).
2.Definitions. Capitalized terms used in this Plan have the following meanings:
(a)“10% Stockholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.
(b)“Administrator” means (i) the Committee with respect to Participants who are not Non-Employee Directors and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are non-Employee Directors.
(c)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining employees who may be granted (or who may retain following a transfer of employment under Section 19(b), a grant of) an Option or Stock Appreciation Right, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.
(d)“Annual Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met) or as otherwise provided in Section 18(c).

(e)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, an Annual Incentive Award, Dividend Equivalent Units, or any other type of award permitted under the Plan.
(f)“Beneficial Owner” means a Person with respect to any securities that:
(i)such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, at any time before the issuance of such securities;
(ii)such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or
(iii)are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means, except as otherwise determined by the Administrator and set forth in an Award agreement, such act or omission by a Participant as is determined by the Administrator to constitute cause for termination, including but not limited to any of the following: (i) a material violation of any Company policy, including any policy contained in the Company Code of Business Conduct; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates.
(i)“Change of Control” means the first occurrence of any of the following events:
(i)any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or
(ii)the following individuals cease for any reason to constitute a majority of the number of Directors then serving: (A) individuals who, immediately after the Effective Date, constituted the Board and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors immediately after the Effective Date, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) after the Effective Date shall not be deemed Continuing Directors until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change of Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change of Control occurred; or
(iii)the consummation of a merger, consolidation or share exchange of the Company with any other entity or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or
(iv)the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (A) no Change of Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions; and (B) for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of “Change of Control” shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(k)“Commission” means the United States Securities and Exchange Commission or any successor agency.
(l)“Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan; provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.
(m)“Company” means nVent Electric plc, an Irish company, or any successor thereto.
(n)“Consultant” means a person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.
(o)“Covered Termination” means the involuntary termination of an employee’s employment by the Company or an Affiliate for a reason other than Cause, death or Disability. In addition, for a Participant who is a Board-appointed corporate officer at the time of the occurrence of the event(s) constituting Good Reason, a voluntary termination of employment by the Participant for such Good Reason shall be considered a “Covered Termination.”
Notwithstanding the foregoing, a Board-appointed corporate officer will not be considered to have experienced a Covered Termination unless and until the Participant executes a general release in such form and manner, and containing such reasonable and customary terms (which may include non-disparagement, non-solicitation and confidentiality covenants), as are determined by the Company, and such release becomes effective no later than sixty (60) days after the Participant’s Separation from Service (or such earlier date specified by the Company). With respect to any Award that is considered a nonqualified deferred compensation arrangement subject to Code Section 409A, if the period during which the Participant may sign the release spans two calendar years, then payment of such Awards may not be made prior to January 1 of that second calendar year.

(p)“Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.
(q)“Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Affiliates.

(r)"Disability" means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company or an Affiliate, or such similar mental or physical condition which the Administrator may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines. Notwithstanding the foregoing, for purposes of an Award (A) that provides for the payment of deferred compensation that is subject to Code Section 409A or (B) with respect to which the Company permits a deferral election, the definition of “Disability” shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.
(s) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.
(t)“Eligible Employee” means a key managerial, administrative or professional employee of the Company or an Affiliate.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
(v)“Fair Market Value” means, per Share on a particular date, a price that is based (i) on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share on the New York Stock Exchange or such other exchange or automated trading system on which the Stock is then principally traded (the “Applicable Exchange”) on the applicable date, the preceding trading day or the next succeeding trading day, or (ii) the arithmetic mean of selling prices on all trading days over a specified averaging period that is within 30 days before or 30 days after the applicable date, or such arithmetic mean weighted by volume of trading on each trading day in the period, in each case as determined by the Administrator in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Administrator does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price on the day as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value of a Share. Notwithstanding the foregoing, in the case of a sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares. The Administrator also shall establish the Fair Market Value of any other property.
(w)“Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422.
(x)“Good Reason” means, with respect to a Participant who is a Board-appointed corporate officer, (x) the definition of “Good Reason” or similar term as provided in an employment agreement in effect between the Participant and the Company or an Affiliate, or (y) in the absence thereof, the occurrence of any of the following events, without the Participant’s advance written consent:

(i)any material breach by the Company or an Affiliate of the terms of any employment agreement in effect with the Participant;
(ii)any reduction in any of the Participant’s base salary or percentage of base salary available as incentive compensation or bonus opportunity;
(iii)a good faith determination by the Participant that there has been a material adverse change in the Participant’s working conditions or status with the Company or an Affiliate, including but not limited to (A) a significant change in the nature or scope of the Participant’s authority, powers, functions, duties or responsibilities, or (B) a significant reduction in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report; or
(iv)the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s then-current principal place of employment with the Company or an Affiliate; provided that, with respect to Awards granted after the First Restatement Date, this clause shall apply only to any Participant whose primary residence is, prior to any relocation, within one hundred (100) miles’ driving distance of his or her principal place of employment.
(y)A Participant’s termination shall not be considered to have occurred for “Good Reason” unless (A) within ninety (90) days following the occurrence of one of the events listed above the Participant provides written notice to the Company setting forth the specific event constituting Good Reason, (B) the Company fails to remedy the event constituting Good Reason within thirty (30) days following its receipt of the Participant’s notice, and (C) the Participant actually terminates his or her employment with the Company and its Affiliates within thirty (30) days following the end of the Company’s remedy period.
(z)“Option” means the right to purchase Shares at a stated price for a specified period of time.
(aa)“Participant” means an individual selected by the Administrator to receive an Award.
(ab)“Pentair Participant” means a current or former employee or member of the board of directors of Pentair plc or any of its subsidiaries, or any other person who holds an Award under a Pentair Plan as of the date immediately prior to the Spin Date.
(ac)“Pentair Plan” means the Pentair plc 2012 Stock and Incentive Plan or any similar or predecessor plan sponsored by Pentair or any of its subsidiaries under which any awards remain outstanding as of the date immediately prior to the Spin Date, including, but not limited to, the Pentair plc 2008 Omnibus Incentive Plan, the Pentair plc Omnibus Stock Incentive Plan, and the Pentair plc Outside Directors Nonqualified Stock Option Plan.
(ad)“Performance Awards” means a Performance Share, a Performance Unit and an Annual Incentive Award, and any Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Rights, the payment or vesting of which is contingent on the attainment of one or more Performance Goals.
(ae)“Performance Goals” means any goals the Administrator establishes. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(af)“Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved or as otherwise provided in Section 18(c).
(ag)“Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved or as otherwise provided in Section 18(c).
(ah)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(ai)“Plan” means this nVent Electric plc 2018 Omnibus Incentive Plan, as may be amended from time to time.
(aj) “Replacement Award” means an Award that is issued under the Plan in accordance with the terms of the Employee Matters Agreement in substitution of an award that was granted under a Pentair Plan.
(ak) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.
(al)“Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.
(am) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share.
(an)“Retirement” or “Retires” means, except as otherwise determined by the Administrator or set forth in an Award agreement, (i) with respect to Participants who are Eligible Employees, termination of employment from the Company and its Affiliates (for other than Cause) on or after attainment of age fifty-five (55) and completion of ten (10) years of service with the Company and its Affiliates (including for this purpose, service with Pentair plc and its predecessors as of the Spin Date), and (ii) with respect to Non-Employee Director Participants, the Director’s removal (for other than Cause), or resignation or failure to be re-elected (for other than Cause), after the Director has served on the Board for six (6) years (including, for this purpose, service on the board of directors of Pentair plc and its predecessors as of the Spin Date).
(ao)“Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.
(ap)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(aq)“Share” means a share of Stock.
(ar)“Spin Date” means the effective date of the distribution made to the holders of shares of common stock of Pentair plc in connection with the Spinoff.
(as)“Stock” means the ordinary shares of the Company, nominal value $0.01 per share.
(at)“Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(au)“Subsidiary” means any corporation or limited liability company (except such an entity that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.
3.Administration.
(a)Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or any Award agreement in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to accelerate the vesting, Restriction Period or performance period of an Award, in connection with a Participant’s death, disability, Retirement or Covered Termination.
(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.
4.Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any Eligible Employee, any Consultant or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type or amount of Award to such individual.
5.Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).
6.Shares Reserved under this Plan; Award Limit.
(a)Plan Reserve. Subject to adjustment as provided in Section 18, an aggregate of eighteen million five hundred thousand (18,500,000) Shares are reserved for issuance under this Plan, all of which may be issued pursuant to Incentive Stock Options. Such share reserve will not be depleted by the Replacement Awards. The Shares reserved for issuance may be either Shares created out of conditional, authorized or ordinary share capital or Shares reacquired at any time and now or hereafter held as treasury stock. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.
(b)Depletion of Reserve. The aggregate number of Shares reserved under Section 6(a) shall be depleted by the maximum number of Shares to which the Award relates. Notwithstanding the foregoing, in no event shall an Award that is valued in relation to a Share but that may only be settled in cash deplete the Shares reserved under Section 6(a).
(c)Replenishment of Shares Under this Plan. To the extent (i) an Award (including a Replacement Award) lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) an Award is settled in cash in lieu of Shares, (iii) it is determined during or at the conclusion of the term of an Award (including a Replacement Award) that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iv) Shares are forfeited under an Award (including a Replacement Award) or (v) Shares are issued under any Award (including a Replacement Award) and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be credited to the Plan’s reserve (in the same number as they depleted the reserve or, with respect to Replacement Awards, on a Share-for-Share basis) and may be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (v) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (1) Shares purchased by the Company using proceeds from Option exercises; (2) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement in Shares of an outstanding Stock Appreciation Right; or (3) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.
(d)Award Limit. The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board during such fiscal year (including service as chair or a member or chair of any committees of the Board), shall not exceed such number of Shares as has a total value of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Board may make exceptions to this limit for a non-executive chair or lead director of the Board or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
7.Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:
(a)Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;
(b)The number of Shares subject to the Option;
(c)The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
(d)The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e)The terms, conditions and manner of exercise, including but not limited to, the manner of payment of the exercise price; provided that, if the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to the Participant (as determined on the date of grant of such Option) that become exercisable during a calendar year exceed $100,000, then such Incentive Stock Options shall be treated as nonqualified stock options to the extent such $100,000 limitation is exceeded; and
(f)The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.
In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.
Subject to the terms and conditions of the Award and applicable law, payment of the exercise price and any applicable withholding due upon exercise of the Option, or both, may be made in the form or by means of (i) cash or its equivalent; (ii) Stock already owned by the Participant, which Stock shall be valued at Fair Market Value on the date the Option is exercised; (iii) a broker-assisted cashless exercise procedure; (iv) by means of any “net exercise” or similar procedure established under the Plan; or (v) a combination of the foregoing methods of payment. A Participant who elects to make payment in Stock may not transfer fractional shares or shares of Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes.
8.Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:
(a)Whether the SAR is granted independently of an Option or relates to an Option;
(b)The number of Shares to which the SAR relates;
(c)The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
(d)The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;
(e)The terms and conditions of exercise or maturity;
(f)The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and
(g)Whether the SAR will be settled in cash, Shares or a combination thereof.
If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
9.Performance Units and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:
(a)The number of Shares and/or units to which such Award relates;
(b)Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;
(c)The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;
(d)The performance period for Performance Awards;
(e)With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and
(f)With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.
(g)During the time Restricted Stock is subject to the Restriction Period, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote such Stock and, unless the Administrator shall otherwise provide, the right to receive dividends paid with respect to such Stock, provided, however, that dividends will either, at the discretion of the Committee, (i) be automatically reinvested as additional shares of Restricted Stock that shall be subject to the same terms and conditions, including the Restriction Period, as the original grant of Restricted Stock, or (ii) be paid out in cash at the same time and to the same extent that the underlying shares of Restricted Stock vest.
(h)Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.
10.Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing and conditions for the receipt of payment. Nothing herein shall preclude the Company from granting a cash incentive payment outside of the terms of the Plan.
11.Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full value” Award as defined in Section 6(b); and provided further that Dividend Equivalent Units shall be paid at the same time and in to the same extent as payment is made with respect to the underlying Award to which they relate.

12.Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Such Award may include the issuance of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right (except as prohibited by Section 16(e)), as a bonus, upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights may not have a purchase price less than the Fair Market Value of the Shares subject to such rights as determined on the date of grant; and provided further that any award which provides for Dividend Equivalent Units must otherwise comply with the provisions of Section 11.
13.Minimum Vesting Period; Discretion to Accelerate Vesting.
(a)Minimum Vesting Period. All Awards granted under the Plan that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to five percent (5%) of the total number of Shares reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks.
(b)Discretion to Accelerate. Notwithstanding Section 13(a), the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of (i) a Participant’s death, Disability, Retirement, or termination without Cause, (ii) as provided in Section 14, (iii) as provided in Section 18(c) or (iv) upon any other event as determined by the Administrator in its sole and absolute discretion.
14.Effect of Termination on Awards. Except as otherwise provided by the Administrator in an Award agreement or determined by the Administrator at or prior to the time of termination of a Participant’s service, the following provisions shall apply to all outstanding Awards held by a Participant at the time of his or her termination of service from the Company and its Affiliates.
(a)Termination of Employment or Service. If a Participant’s service ends for any reason other than (i) a termination for Cause, (ii) Retirement, (iii) death, (iv) Disability or (v) a Covered Termination, then:
(i)All Options or SARs that are not vested on the date such Participant’s service ends shall be forfeited immediately, and all Options or SARs that are vested shall be exercisable until the earlier of ninety (90) days following the Participant’s termination date and the expiration date of the Option or SAR as set forth in the applicable Award agreement. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.
(ii)All other Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the date the Participant’s service ends.
(b)Retirement or Covered Termination. Upon the Retirement or Covered Termination of a Participant not covered by Section 14(c) or 14(d):
(i)All Options and SARs that are not vested on the date of such termination shall vest on a prorated basis (to the extent not already vested), based on the portion of the vesting period that the Participant has completed at the time of Retirement or

Covered Termination, and all Options or SARs that are vested shall be exercisable until the earlier of the first anniversary of the Participant’s Retirement or Covered Termination date and the expiration date of the Option or SAR. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.
(ii)All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall vest on a prorated basis, based on the portion of the restriction or deferral period, as applicable, which the Participant has completed at the time of Retirement or Covered Termination, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.
(iii)All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted shares of Stock or cash, as the case may be, as if the Performance Goals established for such Awards had been met at target, but prorated based on the portion of the performance period which the Participant has completed at the time of Retirement or Covered Termination.
(c)Retirement or Covered Termination of Corporate Officer. If a Participant who is a Board-appointed corporate officer either Retires after the age of sixty (60) or experiences a Covered Termination, then the following provisions shall apply in lieu of Section 14(b) except that, in the case of such a Covered Termination, Section 14(b) shall apply to Awards granted on or after the Second Restatement Date regardless of the Participant’s status as a Board-appointed corporate officer:
(i)All Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment or service) until the earlier of the expiration date of the Award and the fifth anniversary of such Participant’s Retirement or Covered Termination date, as applicable; provided, however, that such extension shall result in the conversion of an Incentive Stock Option to a nonqualified stock option to the extent required under the Code. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.
(ii)All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.
(iii)All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted Shares or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired or experienced a Covered Termination.
(iv)Notwithstanding the foregoing, in the event of a Covered Termination, in no event shall Awards be paid or considered vested earlier than the date the general release described in Section 2(o) becomes effective.
(d)Retirement of a Non-Employee Director. Upon Retirement of a Participant who is then a Non-Employee Director, the following provisions shall apply in lieu of Section 14(b):
(i)All Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment or service) until the earlier of the expiration date of the Award and the fifth anniversary of such Participant’s Retirement date. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii)All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.
(iii)All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted Shares or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired.
(e)Death or Disability. If a Participant’s service with the Company and its Affiliates ends due to death or Disability:
(i)All Options and SARs shall vest immediately and shall be exercisable until the earlier of the first anniversary of the date the Participant’s service ends and the expiration date of the Option or SAR. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.
(ii)All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.
(iii)All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not terminated service.
(f)Termination for Cause. If a Participant’s service with the Company and its Affiliates is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of service. The Administrator shall have discretion to determine whether this Section 14(f) shall apply, whether the event or conduct at issue constitutes Cause for termination and the date on which Awards to a Participant shall terminate.
(g)Other Awards. The Administrator shall have the discretion to determine, at the time an Award is made, the effect on other Awards of the Participant’s termination of employment or service.
15.Transferability.
(a)Restrictions on Transfer. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in subsection (b).
(b)Permitted Transfers. If allowed by the Administrator, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than Incentive Stock Options, to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trust established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Notwithstanding the foregoing, vested or earned Awards may be transferred without the Administrator’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to ISOs if such transferability is not permitted by Code Section 422. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Administrator may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of an Award, such Award shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Award and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.
(c)Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative or by a permitted transferee pursuant to Section 15(b).
16.Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
(a)Term of Plan. Unless the Board or the Committee earlier terminates this Plan pursuant to Section 16(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the date of its most recent approval by the Company’s stockholders, no Incentive Stock Options may be granted after such time unless the stockholders of the Company have approved an extension of this Plan for such purpose.
(b)Termination and Amendment of Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;
(ii)stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
(iii)stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or the limit on Incentive Stock Options set forth in Section 6(a), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 16(e).
(c)Amendment, Modification or Cancellation of Awards.
(i)Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 18 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company, or to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an

Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
(ii)Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.
(iii)Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.
(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination to the extent necessary to administer Awards outstanding on the date of the Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided in Section 18, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
(f)Foreign Participation. To assure the viability or the favorable tax or accounting treatment of Awards granted to Participants employed or residing in a country other than the U.S. or Ireland (a “foreign country”) or to comply with applicable law, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, applicable accounting standards or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, sub-plans or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement, sub-plan or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b)(ii). The Administrator, in its discretion, also may establish administrative rules and procedures to facilitate the operation of the Plan and any supplements to, or amendments, restatements, sub-plans or alternative versions of, this Plan in a foreign country. To the extent permitted under applicable law, the Administrator may delegate its authority and responsibilities under this Section 16(f) to one or more officers of the Company.
(g)    In addition, if an Award is or becomes subject to Code Section 457A such that the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to the contrary.

(h)Code Section 409A. The Company intends to administer this Plan in order to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards that constitute nonqualified deferred compensation within the meaning of Code Section 409A. The provisions of Code Section 409A are incorporated by reference herein and in each Award to the extent necessary for any Award that is subject to Code Section 409A to comply therewith. To the extent that the Company determines that a Participant would be subject to the additional tax imposed pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be interpreted, or deemed amended, to the minimum extent necessary to avoid application of such additional tax. The nature of such amendment shall be determined by the Committee.
17.Taxes.
(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any applicable withholding or similar taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company or Affiliate may satisfy such obligation by:
(i)deducting cash from any payments of any kind otherwise due the Participant, including under the Award;
(ii)withholding (or permitting the Participant to elect withholding of) Shares otherwise issuable under the Award;
(iii)cancelling (or permitting the Participant to elect the cancellation of) Shares otherwise vesting under the Award;
(iv)permitting or requiring the Participant to tender back Shares received in connection with the Award or deliver other previously owned Shares;
(v)permitting or requiring the Participant to sell Shares issued pursuant to an Award and having the Company or an agent of the Company withhold from proceeds of the sale of such Shares; or
(vi)requiring the Participant to pay cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company of the aggregate amount of any such taxes and other amounts; provided that, if the Participant fails to make such payment or other satisfactory arrangements, then the Administrator may cancel the Award.
(b)If an election is permitted, the election must be made before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. If Shares are used to satisfy the withholding obligation, then the Fair Market Value of such Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company or its Affiliate to avoid an accounting charge. The Company may require the Participant to repay the Company or an Affiliate of the Company, in case or Shares, for taxes paid on the Participant’s behalf.
(c)No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A or Code Section 457A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(d)Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.
18.Adjustment Provisions; Change of Control.
(a)Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole Share. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.
Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.
Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares; provided that the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole Share.
(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
(c)Change of Control. To the extent a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate then in effect, if any, provides for more favorable treatment to the Participant than the provisions of this Section 18(c), such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the Change of Control, in the event of a Change of Control:
(i)Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;
(ii)Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest;
(iii)(A) All Performance Awards that are earned but not yet paid shall be paid, (B) all Performance Awards (other than Annual Incentive Awards) for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals (at 100% of the stated target level) had been met at the time of such Change of Control, and (C) all Annual Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), determined by using the Participant’s annual base salary rate as in effect immediately before the Change of Control and by assuming the Performance Goals for such period have been fully achieved;
(iv)All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid in cash; and
(v)All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.
If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean, for the purposes of this Section 18, the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

(d)280G. Except as otherwise expressly provided in any Award or any other agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the Administrator may, in its discretion, reduce the amount of such payment to the extent required to prevent the imposition of such excise tax.
19.Miscellaneous.
(a)Other Terms and Conditions. To the extent not inconsistent with other terms of the Plan, the grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:
(i)restrictions on resale or other disposition of Shares; and
(ii)compliance with U.S. federal, state or non-U.S. securities laws and stock exchange requirements.
(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:
(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate, or a Participant who ceases to be employed by the Company or any Affiliate and immediately thereafter becomes a Non-Employee Director, shall not be considered to have ceased service or terminated employment, respectively, until such Participant’s service to the Company or any Affiliate in any such capacity is terminated; and
(iii)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, (x) if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A; and (y) if the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her separation from service within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.
(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. If any fractional Shares are to be issued pursuant to an Award, then the Administrator may provide for such fractional Shares to be rounded upward to the nearest whole Share, may cause such fractional Share to be canceled without payment, or may cause a cash payment to be made equal to the Fair Market Value of such fractional Share, as the Administrator may determine.
(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.
(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.
(f)Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.
(g)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Minnesota, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
(h)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(i)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.
(j)No Rights as Stockholders. A Participant who is granted an Award under the Plan will have no rights as a stockholder of the Company with respect to the Award unless and until the Shares underlying the Award are registered in the Participant's name. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.
(k)Nature of Payments. Any gain realized or income recognized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation or otherwise included in the determination of benefits for purposes of any other employee benefit plan of the Company or an Affiliate, except as the Administrator otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate. The grant of an Option or SAR will impose no obligation upon the Participant to exercise the Award.
(l)Severability. If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.
(m)    Pentair Awards. The Company is authorized to issue Replacement Awards to Pentair Participants in connection with the adjustment and replacement of certain awards previously granted by Pentair. Notwithstanding any other provision of this Plan to the contrary, the number of Shares to be subject to a Replacement Award and the other terms and conditions of each Replacement Award, including the exercise price or grant price, shall be determined by the Administrator, all in accordance with the terms of the Employee Matters Agreement.